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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MARCH 5, 2004


                            VALERO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 1-13175                              74-1828067
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)

                       ONE VALERO PLACE
                      SAN ANTONIO, TEXAS                                          78212
           (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (210) 370-2000

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ITEM 2. ACQUISITION OF ASSETS.

         On February 4, 2004, Valero Energy Corporation ("Valero") and El Paso Corporation ("El Paso"), each through their respective subsidiaries, entered into agreements pursuant to which Valero agreed to purchase El Paso's refinery located on the island of Aruba in the Caribbean Sea and related marine, bunkering and marketing operations. The Aruba refinery has a total throughput capacity of approximately 315,000 barrels per day.

         On March 5, 2004, Valero completed the purchase of the Aruba refinery and related marine, bunkering and marketing operations. The purchase price was $465 million, plus $162 million for working capital at closing. The working capital amount excludes certain inventories owned by a third-party marketing firm under an existing agreement, which Valero plans to acquire upon termination of such agreement (which will occur on or about May 4, 2004) for an amount estimated to be approximately $40 million based on volumes and prices as of March 4, 2004. Consideration for the purchase was in the form of $200 million in cash, $21 million in borrowings under Valero's existing credit facilities and $406 million in net proceeds from Valero's common equity offering completed in February 2004. The additional inventory to be purchased from the third-party marketing firm described above will be funded through borrowings under Valero's existing credit facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

     The financial statements and pro forma financial information required under Items 7. (a) and (b) are not included in this report and will be filed by amendment no later than 60 days after the due date of this report.

(c)  Exhibits.

EXHIBIT NO.       DESCRIPTION

   2.1 Stock Purchase Agreement dated February 4, 2004 among Coastal Stock Company Limited, Coastal Cayman Finance Ltd., Coastal Austral Ltd., Coastal TDF Ltd. and Valero Aruba Acquisition Company I, Ltd.

   2.2 Stock Purchase Agreement effective as of February 4, 2004 between Coscol Petroleum Corporation and Valero Aruba Acquisition Company I, Ltd.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VALERO ENERGY CORPORATION



Date: March 9, 2004                 By: /s/ Jay D. Browning
                                        ----------------------------------------
                                            Jay D. Browning
                                            Vice President and Secretary



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                                  EXHIBIT INDEX

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
Number            Exhibit
------            -------

   2.1 Stock Purchase Agreement dated February 4, 2004 among Coastal Stock Company Limited, Coastal Cayman Finance Ltd., Coastal Austral Ltd., Coastal TDF Ltd. and Valero Aruba Acquisition Company I, Ltd.

   2.2 Stock Purchase Agreement effective as of February 4, 2004 between Coscol Petroleum Corporation and Valero Aruba Acquisition Company I, Ltd.
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